                                                                     EXHIBIT 4.3

                               SECOND AMENDMENT TO
             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Second Amendment") is made and entered into this 30th day of August, 2002, by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation (in its individual capacity, "Fleet"), successor in interest by assignment to Shawmut Capital Corporation ("Shawmut"), SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Southwest"); WHITNEY NATIONAL BANK, a national banking association ("Whitney"); (Fleet, Whitney and Southwest being referred to herein collectively as the "Lenders"), Fleet as Agent for the Lenders (the "Agent"); CANYON OFFSHORE, INC. ("Canyon"), a Texas corporation; CAL DIVE INTERNATIONAL, INC., a Minnesota corporation ("Cal Dive") and ENERGY RESOURCE TECHNOLOGY, INC., a Delaware corporation ("ERT") (Cal Dive, ERT, and Canyon being referred to individually and collectively as the "Borrower").

                                    RECITALS

         A. The Borrower, Aquatica, Inc., the Agent and the Lenders entered into that certain Second Amended and Restated Loan and Security Agreement (as amended, modified and supplemented from time to time, the "Loan Agreement"), dated as of February 22, 2002.

         B. The Borrower, Aquatica, Inc., the Agent and the Lenders entered into that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated August 9, 2002.

         C. Aquatica, Inc., a Borrower under the Loan Agreement merged with Cal Dive, with Cal Dive as the surviving entity, pursuant to the Articles of Merger dated June 27, 2002.

                                    ARTICLE I
                                   DEFINITIONS

         1.01 The Borrower, the Agent and the Lenders have agreed to amend the Loan Agreement to, among other things, temporarily increase the Revolving Credit Commitment, to waive breaches of certain covenants and to modify certain covenants, based upon the terms and conditions set forth in this Second Amendment.

         NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE II
                                   DEFINITIONS

         2.01 Capitalized terms used in this Second Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE III
                                   AMENDMENTS

         3.01 TEMPORARY INCREASE IN REVOLVING CREDIT COMMITMENT.

                  (a) From the date of this Second Amendment up to and including October 29, 2002 the Revolving Credit Commitment as at any date of determination shall be increased to an amount equal to (a) Sixty Seven Million Dollars ($67,000,000) minus ((b) the face amount of all Credit Enhancements outstanding on such date.

                  (b) Each Lender's portion of the temporary Seven Million Dollars ($7,000,000) increase in the Revolving Credit Commitment is set forth on Schedule 1 to this Second Amendment.

                  (c) After October 29, 2002, the Revolving Credit Commitment shall automatically and without any further action by the Agent or the Lenders revert to an amount equal to (a) Sixty Million Dollars ($60,000,000) minus (b) the face amount of all Credit Enhancements outstanding on the date of determination.

                  (d) In consideration for the temporary increase in the Revolving Credit Commitment provided for in this
                           Section 2.01, the Borrower shall pay to the Agent on the date of this Second Amendment, for distribution to those Lenders participating in such temporary increase, a commitment increase fee of $50,000.00.

         3.02 BORROWING BASE REPORTS. Section 8.1(j) is hereby amended by adding the following new subsection (v):

                  "(v) borrowing base reports substantially in the form of
                  Exhibit X attached hereto on a weekly basis as to the business of ERT and on a monthly basis as to the combined businesses of Cal Dive and Canyon Offshore, with the total Borrowing Base of the Borrower to be brought true with any Accounts no longer meeting the requirements of an Eligible Account on a monthly basis."

         3.03 AMENDMENT TO SECTION 8.2(c). Paragraph (viii) of Section 8.2 (c) is hereby amended to read as follows:

                  "(viii) plug and abandonment obligations not to exceed $100,000,000 at any time; and"

         3.04 CONSENT TO RESTRICTED INVESTMENT AND ADDITIONAL INDEBTEDNESS.

                  (a)      ERT wishes to acquire

                           (i) Amerada Hess's interest in the oil and gas leases in the Gulf of Mexico fields known as South Marsh Island 130, High Island A-556/557, Vermilion 331/314, South Marsh Island 107/114, West Cameron 215, South Timbalier 213 and West Cameron 277 for a purchase price not to exceed $15,000,000, together with the assumption of approximately $28,000,000 in future plug and abandonment liability (the "Hess Acquisition").

                           (ii) Shell's interest in the oil and gas lease in the Gulf of Mexico field known as South Marsh Island 130 for a purchase price not to exceed $12,200,000, together with the assumption of approximately $25,000,000 in future plug and abandonment liability (the "Shell Acquisition").

                  (b) The Hess Acquisition and Shell Acquisition would violate the covenants contained in Sections 8.2(c) as to Total Indebtedness and 8.2(r) as to Restricted Investments of the Loan Agreement.

                  (c) The Lenders hereby waive the requirements of Sections 8.2(c) and 8.2(r) in connection with the Hess Acquisition and the Shell Acquisition. The waivers contained in this Section 2.04 shall not serve as a precedent to any future consents, waivers or modifications concerning the Loan Agreement requested by any party, nor bind the Lenders to agree to any other requests by the Borrower for modifications or waivers to any provision of the Loan Agreement or any other Loan Document.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Second Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Agent:

                  (a) The Agent shall have received this Second Amendment, duly executed by each Borrower;

                  (b) The Agent shall have received a company general certificate from each Borrower certified by the Secretary or Assistant Secretary of each Borrower acknowledging (A) that such Borrower's Board of Directors has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by such Borrower of this Amendment and all other documents and agreements contemplated herein, and (B) the names of the officers of such Borrower authorized to sign this Second Amendment and all other documents and agreements contemplated herein (including the certificates contemplated herein) together with specimen signatures of such officers;

                  (c) The representations and warranties contained in this Second Amendment and in the Loan Agreement and the other Loan Documents shall be true and correct as of the date hereof, as if made on the date hereof;

                  (d) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been specifically waived in writing by the Agent; and

                  (e) All corporate proceedings taken in connection with the transactions contemplated by this Second Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel.

                                    ARTICLE V
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         5.01 RATIFICATIONS. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agent and the Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         5.02 REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Agent and the Lenders that (a) the execution, delivery and performance of this Second Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Articles or Certificate of Incorporation or Bylaws of such Borrower; (b) presently effective resolutions of such Borrower's Board of Directors authorize the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by the Agent on behalf of the Lenders; (e) each Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (f) each Borrower has not amended its Articles or Certificate of Incorporation or its Bylaws since the date of the Loan Agreement, except for such amendments, if any, which are attached as exhibits to the certificates referred to in Section 3.01(b) above.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Second Amendment, shall survive the execution and delivery of this Second Amendment and the other Loan Documents in accordance with Section 7.3 of the Loan Agreement, and no investigation by the Agent or Lenders or any closing shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

         6.02 REFERENCE TO LOAN DOCUMENTS. Each of the Loan Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Documents, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to any other Loan Document shall mean a reference to the Loan Documents as amended hereby.

         6.03 EXPENSES OF LENDER. As provided in the Loan Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Agent and the Lenders in connection with the preparation, negotiation, and execution of this Second Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of the Agent's legal counsel, and all costs and expenses incurred by the Agent and the Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of the Agent's and the Lenders' legal counsel.

         6.04 SEVERABILITY. Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.05 SUCCESSORS AND ASSIGNS. This Second Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

         6.06 COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         6.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by the Agent or Lenders to or for any breach of or deviation from any covenant or condition by the Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         6.08 HEADINGS. The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

         6.09 APPLICABLE LAW. THIS SECOND AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

         6.10 FINAL AGREEMENT. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS SECOND AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS SECOND AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWERS AND LENDER.

         6.11 RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDERS. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY (EXCEPT FOR POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS), ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS SECOND AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR THE LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS), IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES

UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS SECOND AMENDMENT.

         IN WITNESS WHEREOF, this Second Amendment has been executed as of August 30, 2002.

                                       CAL DIVE INTERNATIONAL, INC.


                                       By: /s/ A. WADE PURSELL
                                          --------------------------------------
                                       Name: A. Wade Pursell
                                       Title: Senior Vice President & CFO


                                       ENERGY RESOURCE TECHNOLOGY, INC.


                                       By: /s/ A. WADE PURSELL
                                          --------------------------------------
                                       Name: A. Wade Pursell
                                       Title: Senior Vice President & Treasurer


                                       CANYON OFFSHORE, INC.


                                       By: /s/ A. WADE PURSELL
                                          --------------------------------------
                                       Name: A. Wade Pursell
                                       Title: Vice President & Treasurer


                                       FLEET CAPITAL CORPORATION, as Agent for
                                       the Lenders


                                       By: /s/ E. JAMES BECKEMEIER
                                          --------------------------------------
                                       Name: E. James Beckemeier
                                       Title: Vice President


                                       FLEET CAPITAL CORPORATION


                                       By: /s/ E. JAMES BECKEMEIER
                                          --------------------------------------
                                       Name: E. James Beckemeier
                                       Title: Vice President

                                       SOUTHWEST BANK OF TEXAS, N.A.


                                       By: /s/ PAUL W. COLE
                                          --------------------------------------
                                       Name: Paul W. Cole
                                       Title: Vice President


                                       WHITNEY NATIONAL BANK


                                       By: /s/ HARRY C. STAHEL
                                          --------------------------------------
                                       Name: Harry C. Stahel
                                       Title: Senior Vice President

                         SCHEDULE 1 TO SECOND AMENDMENT


Lender                              Portion of Increase in Revolving Credit Commitment
------                              --------------------------------------------------
Fleet Capital Corporation           USD 4,083,334

Whitney National Bank               USD 2,333,000

Southwest Bank of Texas, N.A.       USD   583,333